Exhibit 8(b)(iv)(b)

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

This Second Amendment dated as of April 26, 2011 to the Participation Agreement (the “Agreement”), effective May 1, 2011, between WELLS FARGO VARIABLE TRUST (the “Trust”); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the “Distributor”); THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the “Company”); and LINCOLN FINANCIAL DISTRIBUTORS, INC, (the “Insurance Underwriter”).

Schedules 3 and 4 of the Agreement are hereby deleted in their entirety and replaced with the following:

Schedule 3

Private Placement Accounts of the Company
Investing in the Trust

Effective as of the date this Amendment to the Participation Agreement was executed, the following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Lincoln Life Variable Life Account Z	July 30, 2003	Private Placement VUL

Classes of Contracts
Supported by Separate Accounts
Listed on Schedule 3

Effective as of the date this Amendment to the Participation Agreement was executed, the following classes of Contracts are subject to the Agreement:

Marketing Name	Contract Form Number	Annuity or Life
Private Placement VUL	LN940	Life

Schedule 4
Trust Share Series and Classes
Available Under
Each Class of Contracts

As of the effective date of this Amendment to the Participation Agreement, the following Trust Classes and Series are available under the Contracts:

Contract Marketing Name	Fund/Series - Share Classes
MultiFund 5	Wells Fargo Advantage VT Intrinsic Value Fund (Class 2) Wells Fargo Advantage VT Omega Growth Fund (Class 2) Wells Fargo Advantage VT Small Cap Growth Fund (Class 2)
Wells Fargo New Directions Core Wells Fargo New Directions Access Wells Fargo New Directions Access 4
Wells Fargo Advantage VT Index Asset Allocation Fund (Class 2)
Wells Fargo Advantage VT Intrinsic Value Fund (Class 2)
Wells Fargo Advantage VT Small Cap Growth Fund (Class 1 and Class 2)
Wells Fargo Advantage VT International Equity (Class 2)
Wells Fargo Advantage VT Omega Growth Fund (Class 1 and Class 2)
Wells Fargo Advantage VT Total Return Bond Fund (Class 2)
Wells Fargo Advantage VT Core Equity Fund (Class 2)

Private Placement VUL	Wells Fargo Advantage VT Small Cap Growth Fund (Class 1) Wells Fargo Advantage VT Small Cap Value Fund (Class 1)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2011

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	LINCOLN FINANCIAL DISTRIBUTORS, INC.
By: /s/ Daniel R. Hayes Name: Daniel R. Hayes Title: Vice President	By: /s/ Thomas O’Neill Name: Thomas O’Neill Title: Vice President
WELLS FARGO FUNDS DISTRIBUTOR, LLC	WELLS FARGO VARIABLE TRUST
By: /s/ Randy Henze Name: Randy Henze Title: Senior Vice President	By: /s/ Kasey Phillips Name: Kasey Phillips Title: Treasurer